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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of GZA GeoEnvironmental Technologies, Inc. on Form S-8 (File No. 33-63940 and File No. 33-75688) of our report dated May 2, 1997, on our audits of the consolidated financial statements and financial statement schedule of GZA GeoEnvironmental Technologies, Inc. as of February 28, 1997 and February 29, 1996, and for the three years in the period ended February 28, 1997, which report is included and incorporated by reference in the Company's 1997 Form 10-K, Exhibit 13.1.






                                                      COOPERS & LYBRAND L.L.P.





Boston, Massachusetts
May 2, 1997